Exhibit 4.1.5

LETTER WAIVER AND LETTER WAIVER EXTENSION NO. 2

Dated as of December 7, 2006

To the banks party to the Credit Agreement
referred to below and to Bank of
America, N.A., as administrative agent (the
“Administrative Agent”) for such banks

Ladies and Gentlemen:

We refer to the Amended and Restated Credit and Guaranty Agreement, dated as of December 16, 2005, entered into by and among Sanmina-SCI Corporation (the “Company”), certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, Bank of America, N.A., as Initial Issuing Bank, Citicorp USA, Inc., as Syndication Agent, The Bank of Nova Scotia, Deutsche Bank Trust Company Americas and KeyBank National Association, as Co-Documentation Agents, Banc of America Securities LLC and Citigroup Global Markets Inc., as Joint Book Managers and Joint Lead Arrangers, the Administrative Agent and Citibank, N.A., as Collateral Agent (the “Collateral Agent”), as amended by Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement, dated as of June 30, 2006, and Amendment No. 2 and Waiver to Amended and Restated Credit and Guaranty Agreement, dated as of October 13, 2006 (“Amendment No. 2”, and such Amended and Restated Credit and Guaranty Agreement, as so amended, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Letter Waiver Extension have the same meanings as specified in the Credit Agreement.

Letter Waiver Extension

We refer to Letter Waiver dated as of August 10, 2006 among you and us, as extended by Letter Waiver Extension dated as of August 31, 2006 and amended by Amendment No. 2 (as so extended and amended, the “Letter Waiver”) which provided for a limited waiver with respect to compliance by us with the provisions of Sections 3.2(b), 3.2(c), 5.1(a), 5.1(b) and 8.1(b) of the Credit Agreement solely for the purposes more fully described in the Letter Waiver.  This limited waiver was granted through the earlier to occur of (i) the date that is one day prior to the date upon which the Company shall have any obligation to prepay any of its Senior Subordinated Notes or its Convertible Notes pursuant to the respective terms thereof and (ii) December 11, 2006.

We hereby request that you extend the limited waiver granted to us under the Letter Waiver for a further period by amending the definition of “Waiver Termination Date” set forth in the Letter Waiver to read in full as follows:

“December 14, 2006, provided, if the required date of delivery of the financial statements for the Fiscal Quarter ended July 1, 2006 under the Company’s 8.125% Senior Subordinated Notes due 2016 and the New Senior Subordinated Notes has been extended (by waiver or otherwise) beyond December 14, 2006, the earlier of March 31, 2007 and (ii) the third Business Day preceding the required date of delivery beyond December 14, 2006 for such financial statements as provided in the initial extension thereof by the respective requisite holders of such Notes (the ‘Waiver Termination Date’).”

Letter Waiver

Section 5.1(b) of the Credit Agreement requires that we deliver to the Administrative Agent and the Lender Parties “as soon as available, and in any event within ninety (90) days after the end of each Fiscal Year”, certain consolidated balance sheets of the Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such Fiscal Year, together with certain comparative financial reports, a Financial Officer Certification and a Narrative Report with respect thereto and a report and a written statement by our auditors (collectively, the “Annual Financial Information”).  Section 5.1(c) of the Credit Agreement requires that we deliver to the Administrative Agent and the Lender Parties within five (5) days after each delivery of financial statements of Company and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate.

We may be unable to deliver the Annual Financial Information for the 2006 Fiscal Year within the ninety-day period required under Section 5.1(b), and therefore will be unable to deliver a Compliance Certificate pursuant to Section 5.1(c).  Such failure to deliver such Annual Financial Information, and the corresponding Compliance Certificate, within the required period will constitute a Default under the Credit Agreement.  This Letter Waiver shall constitute notice of such Default, if such Default occurs, pursuant to Section 5.1(e) of the Credit Agreement.

Section 8.1(b) of the Credit Agreement provides that, if any there is a breach or default by any Credit Party with respect to any material term of any indenture or other agreement relating to any Indebtedness in a principal amount of $50 million or greater and such breach or default would cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, such Indebtedness to become or be declared due and payable or redeemable prior to its stated maturity, the occurrence of such breach or default beyond the applicable grace period set forth in such Indebtedness shall be an Event of Default under the Credit Agreement.  We have been advised that it is a possibility that the trustees in respect of, or the holders of, the Company’s 8.125% Senior Subordinated Notes due 2016 and the New Senior Subordinated Notes, respectively, may notify us, in accordance with the respective terms thereof that our failure to deliver the financial statements for the 2006 Fiscal Year constitutes a default thereunder and will become an event of default if not cured or waived within the applicable grace period, at which time they may declare such Indebtedness due and payable as a consequence of such failure.

We hereby request that you waive the requirements of Section 5.1(b), Section 5.1(c) and Section 8.1(b) of the Credit Agreement, solely for the period commencing on the date first above written through January 10, 2007, provided, if the required date of delivery of the financial statements for the 2006 Fiscal Year under the Company’s 8.125% Senior Subordinated Notes due 2016 and the New Senior Subordinated Notes has been extended (by waiver or otherwise) beyond January 10, 2007, the earlier of (i) March 31, 2007 or (ii) the third Business Day preceeding the required date of delivery beyond January 10, 2007 for such financial statements as provided in the initial extension thereof by the respective holders of such Notes

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(the “Annual Waiver Termination Date”), and solely with respect to the delivery of the Annual Financial Information for the 2006 Fiscal Year and the corresponding Compliance Certificate.  On the Annual Waiver Termination Date, without any further action by the Administrative Agent and the Lenders, all of the terms and provisions set forth in the Credit Agreement with respect to the Defaults thereunder that are waived hereunder and not cured prior to the Annual Waiver Termination Date shall have the same force and effect as if this Letter Waiver and Letter Waiver Extension had not been entered into by the parties hereto, and the Administrative Agent and the Lenders shall have all of the rights and remedies afforded to them under the Credit Agreement with respect to such Defaults as though no waiver had been granted by them hereunder.

We further request that you waive the requirements of (i) Section 3.2(b) with respect to the representations and warranties contained in Sections 4.14 and 4.15 of the Credit Agreement through the Annual Waiver Termination Date and solely with respect to any defaults under Contractual Obligations or Material Contracts arising from the failure of the Company to deliver the Annual Financial Information for the 2006 Fiscal Year or to file and deliver its Annual Report on Form 10-K for the Fiscal Year ended September 30, 2006, (ii) Section 3.2(b) with respect to the representations and warranties contained in Sections 4.7, 4.9, 4.11 and 4.23 of the Credit Agreement through the Annual Waiver Termination Date and solely with respect to the review by the Company of its stock option practices, the inquiry by the SEC with respect thereto and the results of the foregoing and the matters referred to in clause (i), and (iii) Section 3.2(c) solely with respect to the Defaults for which waivers are granted under this Letter Waiver and Letter Waiver Extension (it being understood that the Company may qualify any Funding Notice or Notice of Issuance with respect to the foregoing clauses (i) through (iii)).

This Letter Waiver and Letter Waiver Extension, the amendment of the Letter Waiver and the waivers requested herein shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Letter Waiver and Letter Waiver Extension executed by us and the Requisite Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Letter Waiver and Letter Waiver Extension, and the consent attached hereto executed by each Guarantor and each Grantor.  This Letter Waiver and Letter Waiver Extension is subject to the provisions of Section 10.5 of the Credit Agreement.

The Credit Agreement and each of the other Credit Documents, except to the extent of the waiver specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Credit Documents.  The execution, delivery and effectiveness of this Letter Waiver and Letter Waiver Extension shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

If you agree to the terms and provisions of this Letter Waiver and Letter Waiver Extension, please evidence such agreement by executing and returning four counterparts of this Letter Waiver and Letter Waiver Extension to Steven E. Sherman at Shearman & Sterling LLP,

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525 Market Street, San Francisco, CA 94105, Facsimile: (415) 616-1199, Telephone (415) 616-1260 by no later than 2:00 P.M. (San Francisco time) on December 8, 2006.

This Letter Waiver and Letter Waiver Extension may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Letter Waiver and Letter Waiver Extension by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Waiver and Letter Waiver Extension.

This Letter Waiver and Letter Waiver Extension shall be governed by, and construed in accordance with, the laws of the State of New York.

[BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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Very truly yours,

SANMINA-SCI CORPORATION

By
Title:

Agreed as of the date first above written:

BANK OF AMERICA, N.A.,
as Administrative Agent and as Lender

By
Title:

5

CITICORP USA, INC., as Lender

By
Title:

[name of institution to be completed by relevant
lender]., as Lender

By
Title:

CONSENT

Dated as of December 7, 2006

Each of the undersigned, as a Guarantor under the Credit Agreement and a Grantor under the Pledge and Security Agreement, dated as of October 26, 2004, among the Company, the other grantors party thereto, and the Collateral Agent (the “Pledge and Security Agreement”), in favor of the Administrative Agent and, for its benefit and the benefit of the Lenders parties to the Credit Agreement referred to in the foregoing Letter Waiver and Letter Waiver Extension No. 2, hereby consents to such Letter Waiver and Letter Waiver Extension No. 2 and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Letter Waiver and Letter Waiver Extension No. 2, each of its Guaranty and the Pledge and Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (b) the Collateral Documents to which such Grantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).

HADCO CORPORATION
HADCO SANTA CLARA, INC.
SCI TECHNOLOGY, INC.
VIKING INTERWORKS INC.
COMPATIBLE MEMORY, INC.
SCI SYSTEMS, INC.
SANMINA-SCI SYSTEMS (ALABAMA) INC.
SANMINA-SCI SYSTEMS HOLDINGS, INC.
INTERAGENCY, INC.
SANMINA-SCI SYSTEMS ENCLOSURES
(DENTON) INC.
SCIMEX, INC.
NEWISYS, INC.
SANMINA-SCI ENCLOSURES USA INC.
SANMINA-SCI USA, INC.

All By:
Name:
Title:

SCI PLANT No. 5, L.L.C.

By:
SANMINA-SCI SYSTEMS (ALABAMA) INC.,its Sole Member

By:
Name:
Title:

SCI PLANT No. 22, L.L.C.

By:
SCI TECHNOLOGY, INC.,
its Sole Member

By:
Name:
Title:

SANMINA GENERAL, L.L.C.
SANMINA LIMITED, L.L.C.

All by:

SANMINA-SCI CORPORATION,
their Sole Member

By:
Name:
Title:

SANMINA TEXAS, L.P.

By:	SANMINA GENERAL, L.L.C.,
its General Partner

By:
SANMINA-SCI CORPORATION,
its Sole Member

By:

Name:
Title: